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                                                           Exhibit 23.1



                     INDEPENDENT AUDITOR'S CONSENT



We consent to the use in this Registration Statement of Vicom, Incorporated (Company) on Form S-1 of our reports as follows:

    Vicom, Incorporated and Subsidiaries, dated February 23, 2000, except for
    Note 15, as to which the date is April 3, 2000.

    Ekman, Inc., d/b/a Corporate Technologies, dated February 16, 2000.

All the above reports appear in the Prospectus, which is a part of this Registration Statement. We also consent to the reference to us under the heading "Experts" in such Prospectus.

Our audits of the financial statements referred to in our aforementioned reports also included the financial statement schedule of Vicom, Incorporated listed in Schedule II. This financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, such financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.


                                            LURIE, BESIKOF, LAPIDUS & CO., LLP



Minneapolis, Minnesota
August 10, 2000